UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005 (April 29, 2005)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive
Midland, Texas  79705
(Address of Principal Executive Offices and Zip Code)

432/620-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2005, Key Energy Services, Inc., a Maryland corporation (the “Company”) entered into a Fourth Modification of Waiver and Fifth Amendment to Fourth Amended and Restated Credit Agreement (the “Modification”) by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, JPMorgan Chase Bank, N.A. and Comerica Bank, as the Co-Documentation Agents. On April 29, 2005, the Company issued a press release announcing the execution of the Modification, a copy of the  Modification and press release are attached to this Current Report on Form 8-K as Exhibits 10.1 and 99.1, respectively, and incorporated by reference.

The Company, the Guarantors, the Lenders, the Administrative Agent and the other parties to the Modification are parties to that certain Fourth Amended and Restated Credit Agreement dated as of June 7, 1997, as amended and restated through November 10, 2003, and as amended by that certain Waiver and First Amendment to Credit Agreement dated as of April 5, 2004, that certain Modification of Waiver and Second Amendment to Credit Agreement dated as of August 31, 2004,   that certain Second Modification of Waiver and Third Amendment to Credit Agreement dated as of December 17, 2004, and that certain Third Modification of Waiver and Fourth Amendment to Credit Agreement dated as of March 30, 2005 (the “Credit Agreement”).

The Modification provides that the date by which the Company must deliver audited financial statements for 2003 is May 31, 2005.  Pursuant to the terms of the Modification, the lenders also agreed to extend until July 31, 2005 the date by which the Company must deliver quarterly financial statements and audited financial statements for 2004.

The Company will pay waiver fees of approximately $375,000 to the lenders and an administrative fee to the administrative agent in consideration of the amendment.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

10.1         Fourth Modification of Waiver and Fifth Amendment to Fourth Amended and Restated Credit  Agreement dated as of March 30, 2005 by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, Bank One, NA and Comerica Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

99.1                           Press Release dated April 29, 2005 announcing amendment to credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 3, 2005	KEY ENERGY SERVICES, INC.

		By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Fourth Modification of Waiver and Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of March 30, 2005 by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, Bank One, NA and Comerica Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

99.1	Press Release dated April 29, 2005 announcing amendment to credit facility.